                                                                     EXHIBIT 4.2

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                                TALK CITY, INC.
                            307 ORCHARD CITY DRIVE
                                   SUITE 304
                              CAMPBELL, CA 95008


           THIRD AMENDED AND RESTATED SHAREHOLDERS RIGHTS AGREEMENT


                                APRIL 23, 1999














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
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                                             TABLE OF CONTENTS

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
SECTION 1  - Purchaser Right of First Refusal; Operating Agreement Extensions.............................  2

     1.1      Purchaser Right of First Refusal............................................................  2
     1.2      [Deleted Pursuant to Amendment dated as of August 26, 1998].................................  4
     1.3      Operating Agreement Extensions..............................................................  4
     1.4      Termination.................................................................................  5

SECTION 2  - Company Right of First Refusal...............................................................  5

     2.1      Company Right of First Refusal..............................................................  5
     2.2      Termination of Existing Rights.  ...........................................................  8

SECTION 3  - Registration Rights..........................................................................  8

     3.1      Restrictions on Transferability.............................................................  8
     3.2      Certain Definitions.........................................................................  8
     3.3      Restrictive Legends......................................................................... 10
     3.4      Restrictions on Transfer; Notice of Proposed Transfers...................................... 11
     3.5      Requested Registration.....................................................................  11
     3.6      Company Registration.......................................................................  13
     3.7      Registration on Form S-3...................................................................  15
     3.8      Limitations on Subsequent Registration Rights..............................................  15
     3.9      Expenses of Registration...................................................................  16
     3.10     Registration Procedures....................................................................  16
     3.11     Indemnification............................................................................  16
     3.12     Information by Holder......................................................................  18
     3.13     Rule 144 Reporting.........................................................................  18
     3.14     Transfer of Registration Rights............................................................  18
     3.15     Standoff Agreement.........................................................................  18
     3.16     Termination of Registration Rights.........................................................  19

SECTION 4  - Financial Information and Certain Other Covenants...........................................  19

     4.1      Financial Information......................................................................  19
     4.2      Assignment of Rights to Financial Information..............................................  20
     4.3      Board of Directors Expenses................................................................  20
     4.4      Section 1202(c) Compliance.................................................................  20
     4.5      Board Composition; Board Attendance........................................................  20
     4.6      Additional Information.....................................................................  22
     4.7      Inspection Rights..........................................................................  22
     4.8      Compensation Committee.....................................................................  22
     4.9      Approval of Expansion of Option Pool; Option Vesting.......................................  22

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                                                TABLE OF CONTENTS
                                                   (CONTINUED)

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     4.10     Termination of Certain Covenants...........................................................  22
     4.11     Regulated Financial Institutions Compliance Obligations....................................  23

SECTION 5  - Preferred Stock Default.....................................................................  23

     5.1      Preferred Stock Default Definition.........................................................  23
     5.2      Cure Periods...............................................................................  24
     5.3      Remedies...................................................................................  24
     5.4      Further Assurances.........................................................................  24
     5.5      Termination of Covenants...................................................................  24

SECTION 6  - Voting Agreement; Board of Directors  ......................................................  25

     6.1      Voting Agreement...........................................................................  25
     6.2      Board of Directors.........................................................................  25

SECTION 7  - Miscellaneous..............................................................................   25

     7.1      Governing Law.............................................................................   25
     7.2      Confidentiality and Non-Disclosure........................................................   25
     7.3      Survival..................................................................................   27
     7.4      Successors and Assigns....................................................................   27
     7.5      Entire Agreement; Amendment...............................................................   27
     7.6      Notices...................................................................................   28
     7.7      Delays or Omissions.......................................................................   28
     7.8      Counterparts..............................................................................   28
     7.9      Severability..............................................................................   28
     7.10     Titles and Subtitles......................................................................   28
     7.11     Waiver of Rights..........................................................................   29

                                TALK CITY, INC.

                          THIRD AMENDED AND RESTATED
                         SHAREHOLDERS RIGHTS AGREEMENT


     THIS THIRD AMENDED AND RESTATED SHAREHOLDERS RIGHTS AGREEMENT (the "Agreement") is made as of April 23, 1999 among (i) Talk City, Inc., a
 ---------
California corporation (the "Company"), (ii) the sole purchaser of the Company's
                             -------
Series C Preferred Stock (the "Series C Purchaser") listed on the signature
                               ------------------
pages hereto, (iii) the holder of a warrant (the "NBC Warrant") to purchase
                                                  -----------
Common Stock of the Company (the "NBC Warrantholder") listed on the signature
                                  -----------------
pages hereto, (iv) the holders of warrants to purchase Common Stock of the Company (the "Bridge Warrantholders") listed on the signature pages hereto, (v)
              ---------------------
the purchasers of the Company's Series B Preferred Stock (the "Series B
                                                               --------
Purchasers") pursuant to the Series B Preferred Stock Purchase Agreement dated
----------
November 20, 1996 (the "Series B Agreement"), (vi) the sole purchaser of the
                        ------------------
Company's Series A Preferred Stock (the "Series A Purchaser") pursuant to the
                                         ------------------
Series A Preferred Stock Purchase Agreement dated June 1996 (the "Series A
                                                                  --------
Agreement"), (vii) those purchasers of the Company's Series A1 Preferred Stock
---------
(the "Series A1 Purchasers") pursuant to the Series A1 Preferred Stock Purchase
      --------------------
Agreements dated July 1996 (the "Series A1 Agreements"), (viii) certain holders
                                 --------------------
of Common Stock of the Company (the "Common Shareholders"), (ix) the purchasers
                                     -------------------
(excluding the Bridge Series D Holders (as defined below)) of the Company's Series D Preferred Stock (the "Series D Purchasers") pursuant to (a) the Series
                               -------------------
D Preferred Stock Purchase Agreement dated August 25, 1998 (the "Series D
                                                                 --------
Financing Agreement") and (b) the Series D Preferred Stock Purchase Agreement
-------------------
with Hearst Communications, Inc., Hearst New Media & Technology Division ("Hearst") dated October 30, 1998 (the "Hearst Series D Agreement", and together
--------                                -------------------------
with the Series D Financing Agreement, the "Series D Agreement"), (x) the
                                            ------------------
holders (the "Bridge Series D Holders") of Series D Preferred Stock issued upon
              -----------------------
conversion of the bridge notes (the "Bridge Notes") issued pursuant to the
                                     ------------
bridge financing (the "Bridge Financing") of the Company, (xi) Volpe Brown
                       ----------------
Whelan & Company ("VBW&C"), as a holder of warrants (the "VBW&C Warrants") to
                                                          --------------
purchase Series D Preferred Stock of the Company, (xii) Refco Securities, Inc. ("Refco") as a holder of a warrant (the "Refco Warrant") to purchase Series D
  -----                                  -------------
Preferred Stock of the Company and (xiii) the purchasers of the Company's Series E Preferred Stock (the "Series E Purchasers") pursuant to the Series E Preferred
                        -------------------
Stock Purchase Agreement dated April 22, 1999 (the "Series E Agreement").
                                                    ------------------

     The Series A Purchaser and the Series A1 Purchasers are collectively referred to as the "Series A Purchasers"; the Series A Preferred Stock, the
                    -------------------
Series A1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the shares of the Series D Preferred Stock subject to the VBW&C Warrants issued to VBW&C and the Refco Warrant issued to Refco are collectively referred to as the "Preferred"; and (A) the Series A Purchaser, (B) the Series A1 Purchasers, (C)
----------
the Series B Purchasers, (D) the Series D Purchasers, (E) the Series E Purchasers, (F) with respect to Sections 1, 2, 3, 4.1, 4.2, 4.5, 4.6, 4.9, 6 and 7 only, the Series C Purchaser, (G) with respect to Sections 2, 3, 4.1, 4.2, 4.6, 4.9, 6 and 7 only, the NBC Warrantholder, (H) with respect to Sections 2, 3, 6 and 7 only, the Bridge Warrantholders and the Series D Bridge Holders and
(J) VBW&C and Refco, as holders of the VBW&C Warrants and the Refco Warrant, respectively, are collectively referred to as the "Purchasers."
                                                   ----------

     The Purchasers agree to be bound by all of the terms and conditions of this Agreement. The Common Shareholders are parties to this Agreement for purposes of Sections 3.2, 3.6, 3.9 through 3.16, 4.8, 5, 6 and 7 only. The Series C Purchaser is party to this Agreement for purposes of Sections 1, 2, 3, 4.1, 4.2, 4.5, 4.6, 4.9, 6 and 7 only. The NBC Warrantholder is party to this Agreement for purposes of Sections 2, 3, 4.1, 4.2, 4.6, 4.9, 6 and 7 only. The Bridge Warrantholders and the Bridge Series D Holders are party to this Agreement for purposes of Sections 2, 3, 6 and 7 only.

                                   RECITALS
                                   --------

     A. Concurrent with the execution of this Agreement, the Company and the Series E Purchasers are entering into the Series E Agreement.

     B. The Company, the NBC Warrantholder, the Bridge Warrantholders, the Series D Purchasers, the Series C Purchaser, the Series B Purchasers, the Series A Purchasers and the Common Shareholders desire to amend and restate the Second Amended and Restated Shareholders Rights Agreement, dated August 25, 1998, by and among such parties (the "Rights Agreement"), as amended by an Amendment to
                             ----------------
the Rights Agreement, dated August 26, 1998 and as further amended by an Amendment to the Rights Agreement dated April 2, 1999 (The Rights Agreement and both of the amendments thereto are collectively referred to as the "Prior
                                                                    -----
Agreement").
---------

     C. The Company has requested, and the parties to the Prior Agreement have agreed, that the Prior Agreement shall be of no further force and effect, that the Series D Purchasers, the Series C Purchaser, Series B Purchasers and Series A Purchasers waive their right of first refusal set forth in Section 1 of the Prior Agreement with respect to the purchase of the Series E Preferred Stock (and the shares of Common Stock underlying the Series E Preferred Stock) being issued pursuant to the Series E Agreement and that the rights granted to the Purchasers herein supersede the rights granted in the Prior Agreement.

     NOW, THEREFORE, in consideration of the promises of the parties set forth herein, the parties agree as follows:

                                   SECTION 1

          PURCHASER RIGHT OF FIRST REFUSAL; OPERATING AGREEMENT EXTENSIONS
          ----------------------------------------------------------------

     1.1  PURCHASER RIGHT OF FIRST REFUSAL.
          --------------------------------

          (a)  Certain Definitions.   For purposes of this Section 1.1 the
               -------------------
following terms shall have the following respective meanings:

          A Purchaser's "Pro Rata Share" means the ratio obtained by dividing
                         --------------
(i) the number of shares of Common Stock held by such Purchaser (including any shares of Common Stock issuable upon conversion of the Preferred) by (ii) the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred are convertible) which are held by the Purchasers.

          "New Securities" means any shares of capital stock of the Company
           --------------
including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase such shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into such shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Series B Preferred Stock or the Common Stock issuable upon conversion of the Series B Preferred Stock or the Series A Preferred Stock, (ii) securities issuable upon exercise or conversion of currently outstanding securities, (iii) securities offered to the public generally pursuant to a Qualified Public Offering (as defined below),
(iv) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own more than fifty percent (50%) of the voting power of the surviving or successor corporation, (v) securities issued to employees, officers and directors of, and consultants to, the Company approved by the Board of Directors of the Company (the "Board")
                                                                    -----
(consistent with the provisions regarding the Compensation Committee set forth in Section 4.7 below), (vi) securities issued to research or development collaborators or issued to banks or other institutional lenders or lessors in connection with capital asset leases or borrowings for the acquisition of capital assets, pursuant to any arrangement approved by the Board (which Board approval shall include the approval of at least one director selected by the holders of the Series B Preferred Stock and at least one director selected by the holders of the Series C Preferred Stock and Series D Preferred Stock (voting together as a single class)) of the Company (including securities issued upon exercise or conversion of any of such securities), (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company (a "Recapitalization"), (viii) the Series C Preferred Stock, the Common
            ----------------
Stock issuable upon conversion of the Series C Preferred Stock, the NBC Warrant, the Common Stock issuable upon exercise of the NBC Warrant, the Bridge Notes, the equity securities issuable upon conversion of the Bridge Notes, the bridge warrants (the "Bridge Warrants") issued pursuant to the Bridge Financing, the
               ---------------
Common Stock issuable upon exercise of the Bridge Warrants, (ix) the Series D Preferred and the Common Stock issuable upon conversion of the Series D Preferred, (x) securities to be issued upon exercise of warrants to be granted to Volpe Brown Whelan & Company LLC pursuant to a letter agreement dated December 3, 1997 (as the same may be amended) and warrants to be granted to Refco Securities, Inc. pursuant to a letter agreement dated March 23, 1998 (as the same may be amended) or (xi) the Series E Preferred Stock and the Common Stock issuable upon conversion of the Series E Preferred Stock. The term "Qualified Public Offering" means the offering of the Company's securities to
 -------------------------
the public generally pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), provided however that if a
                                                -------- -------
Qualified Public Offering does not close in calendar 1999, then the term "Qualified Public Offering" shall be qualified to require at least $20 million of gross proceeds to the Company and an offering price per share of at least $5.00 (as adjusted for any Recapitalization).

          (b)  Right of First Refusal Upon Issuances of New Securities by the
               --------------------------------------------------------------
Company.  The Company hereby grants to each Purchaser the right of first refusal
-------
to purchase up to its Pro Rata Share of New Securities which the Company may, from time to time, propose to sell and issue after the date of this Agreement.

               (i) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have fifteen
(15) days from the date of receipt of any such notice (which fifteen (15) day period shall be specified in the notice) to agree to purchase the Purchaser's Pro Rata Share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (ii) In the event the Purchaser fails to exercise the right of first refusal within such fifteen (15) day period or affirmatively indicates that no such exercise will occur, then the Company shall have ninety (90) days thereafter to close the sale of the New Securities respecting which the Purchaser's option was not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Purchasers in the manner provided above.

               (iii) The right of first refusal hereunder is not assignable except (A) by each of such Purchasers to any affiliated partnership or corporation or to a partner or retired partner of such Purchaser or affiliated partnership or corporation or (B) to a transferee who acquires 100,000 or more shares of Common Stock acquired upon conversion of the Preferred (appropriately adjusted for Recapitalizations). Notwithstanding the foregoing, National Broadcasting Company, Inc. ("NBC") shall be entitled to transfer its right of
                             ---
first refusal to no more than four (4) affiliates (as such term is defined pursuant to Rule 405 under the Securities Act) of NBC, each of whom is an accredited investor within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission, provided each such assignee agrees in writing to be subject to the terms of this Agreement as if it were the Series C Purchaser hereunder.

     1.2  [DELETED PURSUANT TO AMENDMENT DATED AS OF AUGUST 26, 1998].

     1.3  OPERATING AGREEMENT EXTENSIONS.  In the event that the Company
          ------------------------------
receives a bona fide offer to acquire the Company (whether by merger, stock exchange, sale of substantially all of the assets or other business combination) pursuant to which the shareholders of the Company would hold less than 50% of the voting equity securities of the successor or acquiring corporation following such acquisition (an "Acquisition Offer"), then each operating agreement then in
                      -----------------
effect between the Company and each of NBC, Cox Interactive Media, Inc. and Hearst Communications, Inc. (a "Corporate Partner") may, at the option of such
                                -----------------
Corporate Partner, be extended for a period ending on a date that is five (5) years from the date of the closing of such Acquisition Offer (or such shorter period as may be determined by such Corporate Partner, in its sole discretion), with the other terms of such operating agreement to remain in full force and effect during such period. The rights and obligations under this Section 1.3 are not assignable by any Corporate Partner.

     1.4  TERMINATION.  The rights and obligations granted under Section 1.1
          -----------
shall expire upon the earliest to occur of the events described in clause (i),
(ii) or (iii) below. The rights and obligations under Section 1.3 shall expire upon the first anniversary of the initial closing of the Series D Financing Agreement (the "First Series D Anniversary"). The events referred to above are:
                --------------------------
(i) the closing of a Qualified Public Offering, (ii) as to a Purchaser if such Purchaser or affiliated partnership or corporation no longer holds any shares of Preferred and/or Common Stock issued upon conversion of the Preferred (appropriately adjusted for any Recapitalizations) and (iii) a sale of substantially all of the assets of the Company or a merger or consolidation of the Company with or into another corporation or entity pursuant to which the shareholders immediately prior to such merger or consolidation hold less than fifty percent (50%) of the voting equity securities of the surviving or acquiring entity immediately following such merger or consolidation.


                                   SECTION 2

                         COMPANY RIGHT OF FIRST REFUSAL
                         ------------------------------

     2.1  COMPANY RIGHT OF FIRST REFUSAL.  Unless otherwise agreed in writing by
          ------------------------------
the Company, each Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any of such Purchaser's Registrable Securities (as defined in Section 3.2, which shall include, for purposes of this Section 2 only, the Preferred, the NBC Warrant, the Bridge Warrants and the Common Stock issuable upon the conversion of the Preferred Stock issuable upon exercise of each of the Refco Warrant and the VBW&C Warrants) (a "Transfer"), except in compliance with
                                          --------
Section 3.1 below, and any such Transfer shall be subject to the following:

          (a) Before any Registrable Securities registered in the name of a Purchaser may be sold or transferred, such Registrable Securities shall first be offered to the Company. The Purchaser shall deliver a written notice (the "Notice") to the Company stating (A) the Purchaser's bona fide intention to sell
 ------
or transfer such Registrable Securities (the "Proposed Transfer"), (B) the
                                              -----------------
number of shares of such Registrable Securities to be sold or transferred (C) the price for which the Purchaser proposes to sell or transfer such Registrable Securities and (D) the name of the proposed purchaser or transferee.

          (b) Within (5) business days after receipt of the Notice, the Company or its assignees (as set forth in clause (c) below) shall have the right to elect to purchase all (but not less than all) of the shares of Registrable Securities to which the Notice refers, at the price per share specified in the Notice.

          (c) The Company may not assign its rights hereunder to any person or entity without first offering to assign its rights hereunder to each of the holders of the Registrable Securities then outstanding (excluding any Purchaser then proposing to sell or transfer Registrable Securities, as applicable (the "Transferring Holder")) and any
                                            -------------------
shares of Registrable Securities held by the Transferring Holder shall not be counted in determining the pro rata amount of the other holders of Registrable Securities (the "Nontransferring Holders")). In the event the Company desires to
                 -----------------------
assign its rights hereunder, it shall deliver a written notice (the "Transfer
                                                                     --------
Notice") to the Nontransferring Holders stating (A) its intention to assign its
------
rights hereunder, (B) the number of shares of Registrable Securities to be sold or transferred by the Transferring Holder, and (C) the price for which the Transferring Holder proposes to sell or transfer such Registrable Securities. Within seven (7) days after receipt of the Transfer Notice, each Nontransferring Holder shall have the right to elect to purchase up to its pro rata share of the Registrable Securities proposed to be sold or transferred by the Transferring Holder. If any Nontransferring Holder does not exercise such right in whole, the Company shall advise the other Nontransferring Holders by providing them with written notice within three (3) days after the expiration of the seven (7) day period specified above. Each such Nontransferring Holder shall thereupon be entitled, for a period of three (3) days from the date of such notice, to purchase some or all of the shares of Registrable Securities not otherwise purchased pursuant to this subsection (c); provided, however, that to the extent
                                           --------  -------
that more than one such Nontransferring Holder desires to purchase shares of Registrable Securities exceeding that proportion as such Nontransferring Holder's aggregate holding of Registrable Securities then bears to the aggregate holding of Registrable Securities then held by all Nontransferring Holders who exercised their rights under this subsection (c) ("Excess Registrable
                                                   -------------------
Securities"), the amount of such Excess Registrable Securities which each such
----------
Nontransferring Holder shall be entitled to purchase shall be reduced pro rata
                                                                      --- ----
in accordance with that proportion as the number of shares of Registrable Securities of which such Nontransferring Holder is then the holder bears to the total number of shares of Registrable Securities then held by all such Nontransferring Holders desiring to purchase Excess Registrable Securities pursuant to this subsection (c). The right to purchase any remaining shares not so elected to be purchased may be assigned thereafter by the Company to any person or entity.

          (d) In the event the Company and/or its assignee(s) (as set forth in clause (c) above) elect to acquire the Registrable Securities of a Transferring Holder as specified in the Notice, the Secretary of the Company shall so notify the Transferring Holder and settlement thereof shall be made in cash within five
(5) business days after the Company receives the Notice; provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Company and/or its assignee(s) (as set forth in clause (c) above) shall pay the fair market value of such Registrable Securities as determined by the Board, which determination shall be subject to approval by the Company and a majority of the holders of the Registrable Securities, and if such determination cannot be agreed upon, then the parties shall submit the matter to final, binding arbitration.

          (e) If all of the Registrable Securities to which the Notice refers are not elected to be purchased as provided in Section 2.1(b), then the Transferring Holder may sell the Registrable Securities to any person named in the Notice (or any other person) at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within ninety
(90) days after the date of the Notice to the Company, and provided further, that any such sale is in accordance with all terms and conditions hereof. All Registrable Securities so sold shall continue to be subject to the provisions of this Section 2.1 in the same manner as before the transfer, and any transferee of such

Registrable Securities shall execute such written agreement evidencing the same as the Company shall reasonably request.

          (f) The provisions of this Section 2.1 shall terminate upon (and shall not be applicable to such transactions effective as of) the earlier of (A) the effective date of a reorganization, merger or consolidation which results in the Company's shareholders immediately prior to such transaction not holding (by virtue of shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity or its immediate parent, (B) the effective date of a sale of all or substantially all of the assets of the Company (except a sale to an affiliate of the Company) (which transaction has been approved by a majority of the Board) or (C) the closing of a Qualified Public Offering.

          (g) The provisions of Section 2.1(a) through (c) (including the lead-in set forth in Section 2.1) shall not apply to (1) a transfer of any Registrable Securities by a Purchaser (i) to any affiliated partnership, limited liability company, or corporation, (ii) to such Purchaser's ancestors, descendants or spouse, or any custodian or trustee for the account of the Purchaser or the Purchaser's ancestors, descendants or spouse, (iii) a transfer not involving a change in beneficial ownership, (2) distributions without consideration of Restricted Securities (as such term is defined in Section 3.2) by the Purchaser to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (3) any transfer by any Holder (as such term is defined in Section 3.2) to (A) any individual or entity controlled by, controlling, or under common control with, such Holder or (B) any individual or entity with respect to which such Holder (or any person controlled by, controlling, or under common control with, such Holder) has the power to direct investment decisions, or (4) in transactions in compliance with Rule 144 under the Securities Act, so long as the Company is furnished with reasonably satisfactory evidence of compliance with such Rule; (5) a transfer by NBC to any affiliate of NBC (as such term is defined pursuant to Rule 405 under the Securities Act); (6) a transfer by the NBC Warrantholder to any affiliate of the NBC Warrantholder (as such term is defined pursuant to Rule 405 under the Securities Act); (7) a transfer by Cox to any affiliate of Cox (as such term is defined pursuant to Rule 405 under the Securities Act); or (8) any pledge of Common Stock made by a Transferring Holder which creates a mere security interest, provided the pledgee shall furnish the Company and the Purchasers with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Transferring Holder; provided, in each such case
                                                 --------
(other than clause (4) above) any such transferee shall receive and hold such Registrable Securities subject to the provisions of this Section 2.1 and Section
3.15 (as though such transferee were a Holder) and shall execute such written agreement evidencing the same as the Company shall reasonably request, and there shall be no further transfer of such Registrable Securities unless in accordance herewith.

          (h) The provisions of this Section 2.1 may be waived by the Company with respect to any transfer, upon duly authorized action of its Board.

     2.2  TERMINATION OF EXISTING RIGHTS.  In consideration of the rights
          ------------------------------
granted herein, Section 2 and Section 4 of each the Series A Agreement and the Series A1 Agreements are hereby terminated and of no further force and effect.

                                   SECTION 3

                              REGISTRATION RIGHTS
                              -------------------

     3.1  RESTRICTIONS ON TRANSFERABILITY.  The Preferred Stock (as defined
          -------------------------------
below), the Conversion Stock (as defined below), the NBC Warrant, the Bridge Warrants, the Refco Warrant and the VBW&C Warrants (and the Common Stock underlying the NBC Warrant, the Bridge Warrants, the Refco Warrant and the VBW&C Warrants), shall not be sold, assigned, transferred, pledged or hypothecated (i) prior to a Qualified Public Offering to a competitor of the Company, which shall include without limitation GeoCities, the globe.com, Xoom, America OnLine, or other sites the primary focus of which is community centric services, including but not limited to services such as chat and home pages, or other competitors as reasonably determined by a majority of the Board members appointed by the Preferred, which determination shall be final, and (ii) otherwise, except in compliance with the conditions specified in this Section 3 and subject to the Company's right of first refusal set forth in Section 2 above. The Purchasers will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Purchasers to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 3. The Company shall not be required (i) to transfer on its books any shares of Preferred Stock, the Conversion Stock, the NBC Warrant, the Bridge Warrants, the Refco Warrant and the VBW&C Warrants (and the Common Stock underlying the NBC Warrants, the Bridge Warrants, the Refco Warrant and the VBW&C Warrants) which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Preferred Stock, Conversion Stock, NBC Warrant, Bridge Warrants, Refco Warrant and VBW&C Warrants (and the Common Stock underlying the NBC Warrant, the Bridge Warrants, the Refco Warrant and the VBW&C Warrants) or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Preferred Stock, Conversion Stock, NBC Warrant, Bridge Warrants, Refco Warrant and VBW&C Warrants (and the Common Stock underlying the NBC Warrant, the Bridge Warrants, the Refco Warrant and the VBW&C Warrants) shall have been so transferred.

     3.2  CERTAIN DEFINITIONS. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Closing Date" shall mean the date of this Agreement.
           ------------

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Conversion Stock" means the Common Stock issued or issuable pursuant
           ----------------
to conversion of the Preferred Stock.

          "Holder" shall mean (i) any Purchaser (excluding the Series C
           ------
Purchaser, the NBC Warrantholder, the Bridge Warrantholders and the Bridge Series D Holders) holding Registrable Securities (including Preferred Stock),
(ii) any person holding Registrable Securities to whom the rights under this Section 3 have been transferred in accordance with Section 3.14, (iii) with respect to Sections 3.6 and 3.9 through 3.16 only, the Common Shareholders holding Registrable Securities, (iv) with respect to Sections 1, 2, 3, 4.1, 4.2, 4.5, 4.6, 4.9, 6 and 7 only, the Series C Purchaser, (v) with respect to Sections 2, 3, 4.1, 4.2, 4.6, 4.9, 6 and 7 only, the NBC Warrantholder, and (vi) with respect to Sections 2, 3, 6 and 7 only, the Bridge Warrantholders and the Bridge Series D Holders.

          "Initiating Holders" shall mean any Holders of the Registrable
           ------------------
Securities.

          "Preferred Stock" shall mean (i) the Series A Preferred Stock issued
           ---------------
pursuant to the Series A Agreement, (ii) the Series A1 Preferred Stock issued pursuant to the Series A1 Agreements, (iii) the Series B Preferred Stock issued pursuant to the Series B Agreement, (iv) the Series C Preferred Stock issued pursuant to the Series C Agreement, (v) the Series D Preferred Stock issued pursuant to the Series D Agreement and upon conversion of the Bridge Notes, (vi) the Additional Series D Preferred issued or issuable pursuant to the NBC Purchase Agreement, the Hearst Series D Agreement and upon exercise of the VBW&C Warrants and the Refco Warrant and (vii) the Series E Preferred Stock issued pursuant to the Series E Agreement.

          "Registrable Securities" means (i) the Conversion Stock and any Common
           ----------------------
Stock of the Company issued or issuable in respect of the Conversion Stock upon any Recapitalization, or any Common Stock otherwise issuable with respect to the Conversion Stock, (ii) with respect to Sections 3.6 and 3.9 through 3.16 only, the Common Stock held by the Common Shareholders and their permitted transferees under Section 3.14, (iii) the Common Stock issuable upon conversion of the NBC Warrant, and (iv) the Common Stock issuable upon conversion of the Bridge Warrants; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are, in the reasonable opinion of counsel for the Company, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as otherwise
           ---------------------
stated below, incurred by the Company in complying with Sections 3.5, 3.6 and
3.7 below, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legends set forth in Section 3.3.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

     3.3  RESTRICTIVE LEGENDS.  Each certificate representing (i) the Preferred
          -------------------
Stock, (ii) the Conversion Stock, (iii) the NBC Warrant, (iv) the Bridge Warrants, (v) the Common Stock issuable upon conversion of the NBC Warrant, (vi) the Common Stock issuable upon conversion of the Bridge Warrants, (vii) the Refco Warrant, (viii) the VBW&C Warrants and (ix) any other securities issued in respect of the Preferred Stock, the Conversion Stock or the Common Stock issuable upon conversion of the NBC Warrant or Bridge Warrants upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 3.4 below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under any other agreement between the Purchaser and the Company or under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF FIRST REFUSAL AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

          Each Purchaser and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock, the Common Stock, the NBC Warrant, the Bridge Warrants, the Refco Warrants or the VBW&C Warrants in order to implement the restrictions on transfer established in this Section 3.

     3.4  RESTRICTIONS ON TRANSFER; NOTICE OF PROPOSED TRANSFERS.  The holder of
          ------------------------------------------------------
each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by the Purchaser to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) any transfer by any Holder to (A) any individual or entity controlled by, controlling, or under common control with, such Holder or (B) any individual or entity with respect to which such Holder (or any person controlled by, controlling, or under common control with, such Holder) has the power to direct investment decisions, or (iv) in transactions in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), and unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) a written opinion of regular or regularly employed legal counsel of such holder or other legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company (provided that in-house counsel of the holder shall be deemed reasonable counsel) addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, SOFTBANK Ventures, Inc. ("SOFTBANK") shall be entitled to transfer Restricted Securities hereunder to
  --------
one or more partnerships or corporations that it is affiliated with, provided such assignee agrees in writing to be subject to the terms of this Agreement as if it were a party hereunder.

     3.5  REQUESTED REGISTRATION.
          ----------------------

          (a)  Request for Registration.  In case the Company shall receive from
               ------------------------
Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to (1) at least twenty five percent (25%) of the issued and outstanding Registrable Securities or (2) not less than that number of shares of Registrable Securities which would result in an anticipated aggregate offering price, net of underwriting discounts and commissions, greater than five million dollars ($5,000,000), then, subject to the paragraph below, Company will:

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

          (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company.

          Notwithstanding the above, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.5:

                 (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                 (B) Prior to the earlier of (i) December 1, 1999 or (ii) six months after the effective date of the Company's first public offering;

                 (C) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                 (D) After the Company has effected two such registrations pursuant to this Section 3.5(a), and such registrations have been declared or ordered effective;

                 (E) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 3.5 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Initiating Holders; provided that the Company may not exercise this deferral
                    -------- ----
right more than once per twelve (12) month period.

          Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders, and in any case no later than 120 days.

          (b)  Underwriting.  In the event that a registration pursuant to
               ------------
Section 3.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 3.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 3.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3.5, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

               The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 3.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

               If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     3.6  COMPANY REGISTRATION.
          --------------------

          (a)  Notice of Registration.  If at any time or from time to time the
               ----------------------
Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.6(a)(i). In such event the right of any Holder to registration pursuant to Section 3.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter and the Company may reduce the Registrable Securities to be included in such registration to the extent the underwriters deem necessary. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the Registration Statement; provided, however, that the Registrable Securities to be included by the
--------  -------
participating Holders in the aggregate shall not be reduced to less than twenty-five percent (25%) of the total number of shares to be registered in such registration; provided further, however, that the foregoing provision regarding
              ----------------  -------
the twenty-five percent (25%) limitation shall not apply in the event of the Company's initial public offering. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c)  Right to Terminate Registration. The Company shall have the right
               -------------------------------
to terminate or withdraw any registration initiated by it under this Section 3.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     3.7  REGISTRATION ON FORM S-3.
          ------------------------

          (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this
Section 3.7 in any twelve (12) month period. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. The substantive provisions of Section 3.5(b) shall be applicable to each registration initiated under this Section 3.7.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 3.7 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) prior to the Company's first registered public offering of its stock; (iii) if the Company, within ten
(10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with
       ---- ----
the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iv) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (v) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred and twenty (120) days from the receipt of the request to file such registration by such Holder; provided that the Company may not exercise this deferral right
                -------- ----
more than once per twelve (12) month period.

     3.8  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.  From and after the
          ---------------------------------------------
Closing Date, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations set forth in Section 3.15 below, are on a pari passu basis
                                                               ---- -----
with those rights of the Holders hereunder, or (ii) such new registration rights, including standoff obligations set forth in Section 3.15 below, are subordinate to the registration rights granted Holders hereunder.

     3.9  EXPENSES OF REGISTRATION.  All Registration Expenses incurred in
          ------------------------
connection with (i) two (2) registrations pursuant to Section 3.5, (ii) all registrations pursuant to Section 3.6, and (iii) all registrations pursuant to
Section 3.7 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     3.10 REGISTRATION PROCEDURES.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed; and

          (b) Furnish to all Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities (the "Registration Documents"). Copies of the Registration
                         ----------------------
Documents shall also be delivered to Holders not participating in such registration.

     3.11  INDEMNIFICATION.
           ---------------

           (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made (which such qualification the Company acknowledges shall not apply to any registration statement, or any amendment or supplement thereto, pursuant to Section 11 of the Securities Act), not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and within a reasonable period the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that
-------- ----
any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

           (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and within a reasonable period will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to each Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

           (c) Each party entitled to indemnification under this Section 3.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.11 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     3.12  INFORMATION BY HOLDER.  The Holder or Holders of Registrable
           ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

     3.13  RULE 144 REPORTING.  With a view to making available the benefits of
           ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

           (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

           (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

           (c) So long as the Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     3.14  TRANSFER OF REGISTRATION RIGHTS.  The rights to cause the Company to
           -------------------------------
register securities granted Holders under Sections 3.5, 3.6 and 3.7 may be assigned to a transferee or assignee which acquires at least 100,000 shares of Registrable Securities in connection with any transfer or assignment of Registrable Securities by the Purchasers or the Common Shareholders (as the case may be).

     3.15  STANDOFF AGREEMENT.  In connection with any public offering of the
           ------------------
Company's securities, the Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days in the case of the Company's initial public offering, and ninety (90) days in the case of other public offerings of the Company) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of the Company who own stock of the
-------- ----
Company and holders of five percent (5%) or more of the Company's outstanding voting securities also agree to such restrictions.

     3.16  TERMINATION OF REGISTRATION RIGHTS.  The registration rights granted
           ----------------------------------
pursuant to Section 3 shall terminate as to each Holder at such time as a public market for the Company's

Common Stock exists and all Registrable Securities held by such Holder have been sold pursuant to Rule 144.

                                   SECTION 4

               FINANCIAL INFORMATION AND CERTAIN OTHER COVENANTS
               -------------------------------------------------

     4.1  FINANCIAL INFORMATION.  The Company will furnish the following reports
          ---------------------
to each Holder for so long as such Holder continues to hold 50,000 shares of Preferred or Common Stock (as adjusted for Recapitalizations):

          (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, each Purchaser shall receive audited consolidated balance sheets, consolidated statements of income, shareholders' equity and cash flow of the Company and its subsidiaries, if any, as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case comparative figures for the previous fiscal year, certified by independent public accountants of recognized national standing selected by the Company. Together with each delivery of annual financial statements of the Company pursuant to this subsection (a), the Company will deliver a certificate of its Chief Financial Officer stating that no violation of the Company's covenants under this Agreement exists, or if such a violation exists, then specifying the nature thereof, the period of existence thereof, and what action the Company proposes to take with respect thereto.

          (b) As soon as available, and in any event within forty-five (45) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, each Purchaser shall receive a financial summary of such quarter, in a form provided by the Series B Purchasers, certified by the Chief Financial Officer of the Company.

          (c) As soon as available, and in any event within twenty (20) days after the end of each month, the Company shall furnish each Purchaser with unaudited consolidated monthly financial statements, including a consolidated balance sheet of the Company as of the end of such month, together with related consolidated statements of operations, changes in shareholders' equity and cash flows for such month and year-to-date, prepared in accordance with generally accepted accounting principles consistently applied (with the exception of full footnote disclosures, schedules and precise period cutoffs) and certified by the Chief Financial Officer of the Company, subject to usual year-end audit adjustments, together with a written comparison of the results as reported on such financial statements with the projections thereof contained in the applicable Annual Budget (as defined below).

          (d) As soon as available, and in any event within twenty (20) days prior to the end of each fiscal year (except with respect to fiscal 1997, which shall be by January 30, 1997), the Company shall furnish each Purchaser with an annual budget and strategic plan (the "Annual Budget") of the Company for the
                                       -------------
next following fiscal year consisting of (i) projected consolidated statements of operations, changes in shareholders' equity and cash flows, each on a monthly basis, for each of the calendar months of such fiscal year; (ii) a projected consolidated balance sheet as of the close of each calendar month; (iii) projected capital expenditures for each month; and (iv) promptly upon making thereof, any revision or updating which may be made of any such Annual Budget. Each such Annual Budget and any revisions thereof shall be submitted for the approval of the Board and be subject to revision or updating by the Board.

          (e) Promptly upon receipt thereof, a copy of each report or management letter, if any, submitted to the Company by independent public accountants in connection with each annual audit (and any other audit which may be performed) of the books of the Company made by such accountants.

     4.2  ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION.  The rights granted
          ---------------------------------------------
pursuant to Section 4 may be assigned or otherwise conveyed by the Purchaser (or by any permitted transferee of any such rights) only in connection with the transfer to a single permitted transferee of not less than 100,000 shares of Preferred Stock (or Common Stock issuable upon conversion of the Preferred Stock or the NBC Warrant, or a combination of both) (including, for such purposes transfers by affiliates of a transferor) (appropriately adjusted for Recapitalizations) or upon the written consent of the Company, provided that prior written notice of such assignment or conveyance is given to the Company.

     4.3  BOARD OF DIRECTORS EXPENSES.  The representatives of the Series B
          ---------------------------
Purchasers and the Series C/D/E Purchasers elected to the Board shall be entitled to reimbursement for their reasonable out-of-pocket expenses incurred in connection with attending Board meetings.

     4.4  SECTION 1202(C) COMPLIANCE.  The Company shall use reasonable efforts
          --------------------------
to comply with Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall use reasonable efforts to make all filings required
      ----
under Section 1202(D)(1)(c) of the Code and any related Treasury regulations.

     4.5  BOARD COMPOSITION; BOARD ATTENDANCE.
          -----------------------------------

          (a) At each election of directors, and for so long as (i) Cox, or any of its affiliates, holds at least 1,250,000 shares of Series D Preferred Stock (appropriately adjusted for any Recapitalizations), (ii) NBC, or any of its affiliates, holds, or has the right to be issued, as of July 14, 1998, at least 769,230 shares of Series C Preferred Stock (approximately adjusted for any Recapitalizations), and (iii) Hearst Communications, Inc., Hearst New Media & Technology division ("Hearst"), or any of its affiliates, holds at least 1,000,000 shares of Series D Preferred Stock (appropriately adjusted for any Recapitalizations), the Series C Purchaser and each of the Series D Purchasers and Series E Purchasers hereby agree to vote all shares of voting capital stock of the Company (including, without limitation, all shares of Common Stock issued upon conversion of the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock) registered in their respective names or beneficially owned by them as of the date thereof, including any and all other securities of the Company legally or beneficially acquired by each of such Purchasers after the date of this Agreement, for one representative to the Board as designated by Cox, for one representative to the Board as designated by NBC, and for one representative to the Board designated by Hearst;

provided, however, that if any of Cox, NBC or Hearst falls below their respective threshold stock holdings as described above, such party's loss of their right to a representative to the Board shall not affect any other party's right hereunder. Any vote taken to remove any director elected pursuant to this
Section 4.5(a), or to fill any vacancy created by the resignation of such director elected pursuant to this Section 4.5(a), shall also be subject to the provisions of this Section 4.5(a).

          (b) (i) The Company shall permit a representative of each of Patricof, SOFTBANK, New York Life, Soros, Cox, NBC, CSK Venture Capital, Hearst New Media & Technology, Media Technology Equity Partners, L.P., Intel Corporation ("Intel") and Starbucks Corporation (each a "Major Investor"), Aaron
                                                         --------------
Hsu and Alec Hsu to attend (each a "Board Visitor"), but not vote at, meetings
                                    -------------
of the Board (whether in person, telephonic or other), and all committees thereof, and to receive notices of such meetings and information circulated to members of the Board at or prior to any such meetings; provided, however that if a representative of a Major Investor serves on the Board, such Major Investor shall not be entitled to designate a Board Visitor. Each Board Visitor shall, at the request of the Board, except himself or herself from all discussions and deliberations of the Board (or any committee constituted by the Board) which may involve conflicts of interest on the part of the Board Visitor or relationships between the Company and the Major Investor represented by the Board Visitor. Each Board Visitor and/or Major Investor agrees to maintain the confidentiality of information received at or in connection with any Board meeting and to abide by conflict of interest guidelines that may be adopted by the Board.

               (ii) The Company acknowledges that Intel will likely have, from time to time, information that may be of interest to the Company ("Information")
                                                                   -----------
regarding a wide variety of matters including, by way of example only, (1) Intel's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments Intel has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such information may or may not be known by the Intel Board Visitor.

               The Company, as a material part of the consideration for this Agreement, agrees that Intel and its Board Visitor shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Intel's ability to pursue based on such Information or that would require Intel or its Board Visitor to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

     4.6  ADDITIONAL INFORMATION.  Upon receipt by the Company of written or
          ----------------------
other formal notice of (a) any investigation by any federal or state governmental or regulatory agency in connection with which the Company is identified as an object of such investigation; (b) any complaint or proceeding instituted against the Company by any federal or state governmental or regulatory agency; and (c) any other action at law or suit in equity involving a claim or claims against the Company which, if concluded adversely to the Company, could give rise to damages in excess of $125,000 in the aggregate or could otherwise materially adversely affect the business or assets of the Company, the Company shall promptly provide a copy of such notice to the Purchasers.

     4.7  INSPECTION RIGHTS.  Holders of at least 50,000 shares of Preferred or
          -----------------
Common (as adjusted for Recapitalizations) shall have the right upon prior written notice for a purpose reasonably related to their position as shareholders to inspect the Company's facilities at reasonable times during normal business hours.

     4.8  COMPENSATION COMMITTEE.  The Company will maintain a compensation
          ----------------------
committee of the Board (a "Compensation Committee") which will be composed of
                           ----------------------
three (3) outside directors, one of whom shall be Joseph Graziano for so long as he continues to serve on the Board and, thereafter, a designee of the Series A Purchasers and the Common Shareholders, voting together as a single class, and the other two (2) of whom shall be selected by the holders of a majority of the Preferred held by the Purchasers. The Compensation Committee will review the overall compensation structure of the Company and specifically all annual salaries greater than $100,000, all employee stock option programs and grants and employee agreements. In addition, the Compensation Committee will specifically review the overall compensation structure and details relative to business and market conditions every six (6) months and make recommendations regarding such conditions to the Board.

     4.9  APPROVAL OF EXPANSION OF OPTION POOL; OPTION VESTING. Except with the
          ----------------------------------------------------
written approval of the holders of a majority of the then outstanding shares of Preferred held by the Purchasers, the Company shall not increase the number of shares available for issuance to employees and consultants beyond the shares currently reserved under the 1996A Stock Option Plan and 1996 Stock Option Plan. Equity or option grants to all officers or employees from and after the date of this Agreement shall be subject to a minimum of four (4) year vesting with a minimum of twelve (12) month cliff vesting upon initial hiring, except as otherwise approved by the Compensation Committee or the Board.

     4.10 TERMINATION OF CERTAIN COVENANTS.  The covenants set forth in Sections
          --------------------------------
4.1, 4.2, 4.4, 4.5, 4.6, 4.7 and 4.8 and 4.9 above shall terminate and be of no further force or effect upon the earlier of (i) the closing of a Qualified Public Offering or (ii) with respect to any individual Purchaser, at such time as the Purchaser no longer holds any shares of capital stock of the Company.

     4.11 REGULATED FINANCIAL INSTITUTIONS COMPLIANCE OBLIGATIONS.  Nothing in
          --------------------------------------------------------
this Agreement shall diminish the continuing obligations of any financial institution to comply with applicable requirements of law that it maintain responsibility for the disposition of, and control over its admitted assets, investments and property, including (without limiting the generality of the foregoing) the provisions of Section 1411(b) of the New York Insurance Law, as amended, and as hereinafter from time to time in effect.

                                   SECTION 5

                            PREFERRED STOCK DEFAULT
                            -----------------------

     5.1  PREFERRED STOCK DEFAULT DEFINITION.  A Preferred Stock default (a
          ----------------------------------
"Preferred Stock Default") shall occur if:
------------------------

          (a) the Company shall become insolvent, make an assignment for the benefit of its creditors or suspend business; a case under any provision of Title 11 of the United States Code, 11 U.S.C. (S)101 et seq. (the "Bankruptcy
                                                     -- ---        ----------
Code"), or any comparable law of any jurisdiction, including provisions for
----
receivership or reorganization shall be commenced by or against the Company which, in the case of any action being commenced against the Company under the Bankruptcy Code, shall retain unstayed or undismissed for a period of sixty (60) days;

          (b) the Company fails to complete, within five (5) years from November 20, 1996, either: (i) a Qualified Public Offering, (ii) a sale, liquidation or dissolution of the Company, or (iii) a sale, transfer or disposition of all or substantially all of the assets of the Company;

          (c) the Company incurs indebtedness in excess of $250,000 or pledges any of its assets (other than in the ordinary course of business) in each case without the consent of (i) the holders of a majority of each Series of the Preferred or (ii) one of two representatives of the Series B Preferred then on the Board;

          (d) the Company violates any provision of Article IV, Section 7 of the Company's Third Amended and Restated Articles of Incorporation (the "Restated Articles");
 -----------------

          (e) the Company shall default on any outstanding debt in an amount equal to or greater than $250,000 or on any contract giving rise to a right in any third party to any material claim against the Company or on its assets (and such claim shall have been finally adjudicated adverse to the Company or resolved by a settlement agreement adverse to the Company); or

          (f) if at any time prior to the third anniversary of November 20, 1996 any of the representations and warranties of the Company contained in
Section 3 of the Series B Agreement shall have been breached or inaccurate in any material respect as of November 20, 1996.

     5.2  CURE PERIODS.  Upon the occurrence and continuation of a Preferred
          ------------
Stock Default, the Purchasers shall give the Company written notice (the "Default Notice") of such Preferred Stock Default, and the Company shall have
---------------
the opportunity to cure such default for the time periods set forth below:

          (a) for an initial period of ten (10) days following receipt of the Default (the "Initial Cure Period"); and
              -------------------

          (b)  in the event that at the termination of the Initial Cure Period
(i) the Preferred Stock Default remains uncured, (ii) the Preferred Stock Default remains capable of cure by the Company and (iii) the Company is, in good faith, pursuing a course of action to cure such Preferred Stock Default, an additional twenty (20) days (the "Second Cure Period").
                                  ------------------

Notwithstanding the above, if during any of the time periods set forth in clauses (a) and (b) above, the Preferred Stock Default becomes incapable of cure, or in the case of a Preferred Stock Default existing under Section 5.1(e), there is an acceleration of the indebtedness to which the Preferred Stock Default relates or the obligor otherwise commences enforcement of its rights upon default, then the Purchasers will be entitled to pursue the remedies set forth under Section 5.3 immediately upon such occurrence.

     5.3  REMEDIES.  In the event of the occurrence and continuation of a
          --------
Preferred Stock Default which has not been cured within the time periods specified in Section 5.2 above, the holders of a majority of the outstanding Preferred (excluding the Series C Preferred), voting as a separate class, may demand, and be entitled to, in accordance with the provisions of Article IV,
Section 6 of the Restated Articles, an immediate (i) redemption of all of the Preferred (which shall include the Series C Preferred) (or a portion of such shares pro rata), and (ii) payment of all accrued but unpaid dividends (if any).

     5.4  FURTHER ASSURANCES.   The Company, the Purchasers and the Common
          ------------------
Shareholders hereby agree to enter into such voting or other agreements as are necessary to implement the provisions of this Section 5, and further agree to consent to approve any amendment to the Company's Restated Articles as may be necessary to implement the provisions of this Section 5. In the event that a sale of the Company or its liquidation is required in order to satisfy the remedies set forth in Section 5.3, the Company, the Purchasers and the Common Shareholders shall approve (i) in the case of a sale of the Company, the highest offer received within six (6) months following the demand referred to in Section
5.3 and (ii) if no sale of the Company is contemplated, then a liquidation of the Company within six (6) months following the demand referred to in Section 5.3.

     5.5  TERMINATION OF COVENANTS.   The covenants set forth in this Section 5
          ------------------------
shall terminate and be of no further force and effect upon the earlier to occur of (i) a Qualified Public Offering, (ii) a sale, liquidation or dissolution of the Company or a merger or consolidation of the Company or other transaction with or into any other corporation, where the shareholders of the Company hold as a result of their stockholdings in the Company less than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such merger, consolidation or other transaction, or (iii) a sale, transfer or disposition of all or substantially all of the assets of the Company.

                                   SECTION 6

                      VOTING AGREEMENT; BOARD OF DIRECTORS
                      ------------------------------------

      6.1 VOTING AGREEMENT.  For so long as Peter Friedman shall continue to
          ----------------
hold five percent (5%) of the outstanding capital stock of the Company, on a fully diluted basis (including stock issuable through the exercise of any option, warrant or right and stock reserved for employees and consultants pursuant to any stock option plan, stock purchase plan or other stock agreement or arrangement approved by the Board), the Purchasers agree to vote all of their shares of Preferred, or all of their shares of Common Stock issuable upon exercise of the NBC Warrant, the Bridge Warrants or the Preferred, for the election of Peter Friedman to the Board of Directors of the Company, and further agree to take any necessary action to effect such election including without limitation the execution of any proxies.

      6.2 BOARD OF DIRECTORS.  Any increase in the authorized number of
          ------------------
directors of the Company beyond nine (9) members, as well as the appointment of any such members, shall be subject to the approval of the Board.

                                   SECTION 7

                                 MISCELLANEOUS
                                 -------------

      7.1 GOVERNING LAW.  This Agreement shall be governed in all respects by
          -------------
the internal laws of the State of California.

      7.2 CONFIDENTIALITY AND NON-DISCLOSURE.
          ----------------------------------

          (a) Confidential Business Information.  Subject to Section 7.2(f), the
              ---------------------------------
Purchasers covenant and agree that they shall maintain the confidentiality of all non-public information related to the business of the Company made available to them and/or any of their representatives by the Company and so marked as confidential ("Confidential Business Information"). The Purchasers further
               ---------------------------------
covenant and agree that they shall not disclose any Confidential Business Information to any person or entity, other than their partners, officers, directors, employees, attorneys, accountants and other agents with a legitimate need for such information (which individuals and entities will in turn agree to be bound by this Section 7.2(a), except as required by law or any regulatory body, without the prior written consent of the Company. The Purchasers agree that violation of this Section 7.2(a) would cause immediate and irreparable damage to the business of the Company, and consent to the entry of immediate and permanent injunctive relief for any violation hereof.

          (b) Disclosure of Terms.  The terms and conditions of this Agreement
              -------------------
and the Series D Agreement (including all Exhibits thereto) (collectively, the "Financing Terms"), including their existence, shall be considered confidential
 ---------------
information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

          (c) Press Releases, Etc.  With sixty (60) days of the initial closing
              -------------------
of the Series D Agreement, the Company may issue a press release, in a form provided by Intel, or as otherwise approved by Intel, disclosing that Intel has invested in the Company; provided, however, that the release does not disclose
                         --------  -------
any of the Financing Terms and the final form of the press release is approved in advance in writing by Intel. No other announcement regarding Intel, whether by the Company or any other party hereto, in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Intel's prior written consent. The parties hereto acknowledge and agree that this Section 7.2(c) shall not restrict the Company from issuing a press release, or from making any other announcement regarding any other Series D Purchaser (other than and excluding Intel, its investment in the Company or the Financing Terms), whether by press release, conference, advertisement, professional or trade publication, mass marketing materials or otherwise, to the general public.

          (d) Permitted Disclosures.  Notwithstanding the foregoing, (i) any
              ---------------------
party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; and (ii) any party may disclose (other than in a press release or other public announcement described in subsection
(c)) solely the fact that the Series D Purchasers and Series E Purchasers are investors in the Company and the amount of such party's investment to any third parties without the requirement for the consent of any other party or nondisclosure obligations.

          (e) Legally Compelled Disclosure.  In the event that any party is
              ----------------------------
requested or becomes legally compelled (including without limitation, pursuant to federal or state securities laws and regulations) to disclose the existence of this Agreement or the Series D Agreement or any of the Financing Terms hereof in contravention of the provisions of this Section 7.2, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing
 ----------------                                         --------------
Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

          (f) Other Information.  The provisions of this Section 7.2 and Section
              -----------------
4.5(b)(i) above shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the disclosure and exchange of confidential information between the Company and Intel (including without limitation, any exchanges of information with any Intel Board Visitor) shall be governed solely by the terms of the Corporate Non-Disclosure Agreement No. 110478, dated July 16, 1998, executed by the Company and Intel, and any Confidential Information Transmittal Records (as defined therein) provided in connection therewith.

          (g) All notices required under this section shall be made pursuant to
Section 7.6 of this Agreement.

      7.3 SURVIVAL.  The covenants and agreements made herein shall survive the
          --------
Closing (as defined in the Series B Agreement, the Series C Agreement, the Bridge Agreement, the Series D Agreement and the Series E Agreement).

      7.4 SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      7.5 ENTIRE AGREEMENT; AMENDMENT.  This Agreement, the Series B Agreement,
          ---------------------------
the Series C Agreement, the Series D Agreement, the Series E Agreement, the NBC Warrant Agreement, the Bridge Agreement, the VBW&C Letter Agreement, the Refco Letter Agreement and the other documents delivered pursuant hereto as of the respective Closings under each agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and (i) with respect to Sections 2, 3, 6 and 7, the holders of a majority of the Common Stock issued or issuable upon conversion of the then outstanding Preferred plus the shares of Common Stock issuable upon exercise of the NBC Warrant plus the shares of Common Stock issuable upon exercise of the Bridge Warrants plus the Series D Preferred Stock issued or issuable upon exercise of the Refco Warrant and the VBW&C Warrants, (ii) with respect to Sections 1, 4.1, 4.2, 4.5, 4.6 and 4.9, the holders of a majority of the Common Stock issued or issuable upon conversion of the then outstanding Preferred, plus the Series D Preferred Stock issued or issuable upon exercise of the Refco Warrant and the VBW&C Warrants, plus (except for Section 4.5) the shares of Common Stock issuable upon exercise of the NBC Warrant, (iii) with respect to Sections 4.3, 4.4, 4.7, 4.8 and 5, the holders of a majority of the Common Stock issued or issuable upon conversion of the then outstanding Preferred (excluding the Series C Preferred, the Additional Series D Preferred held by each of the Series C Purchaser and the NBC Warrantholder and the Series D Preferred block issued or issuable upon exercise of the Refco Warrant and the VBW&C Warrants) and (iv) with respect to Section 1.3, the Company and the holders of a majority of the then outstanding Series D Preferred (excluding the Series D Preferred Stock issued or issuable upon exercise of the Refco Warrant and the VBW&C Warrants). Any such duly executed amendment, waiver, modification or termination shall be effective as to all Purchasers. Notwithstanding any of the foregoing, (i) Section 6.1 may not be amended without the consent of Peter Friedman; (ii) Section 4.5(a) may not be amended without the consent of Cox, Hearst and NBC; and (iii) Sections 3.2, 3.6, 3.9 through 3.16, 4.8, 5, 6 and 7 may not be amended in a manner adverse to the Common Shareholders without the consent of the holders of a majority of the shares of Common Stock of the Company held by the Common Shareholders.

      7.6 NOTICES.  All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, or by a reputable overnight courier service or telecopier (with telephonic confirmation of receipt) addressed (a) if to a Purchaser, at such Purchaser's address, as shown on the stock records of the Company, or at such other address as such Purchaser shall have furnished to the

Company in writing, or (b) if to any other holder of any Preferred, the NBC Warrant, any Bridge Warrant, the Refco Warrant or the VBW&C Warrants, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Preferred, the NBC Warrant, such Bridge Warrant, the Refco Warrant or the VBW&C Warrants, who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the Chief Executive Officer, or at such other address as the Company shall have furnished to the Purchasers.

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seven (7) business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or the next business day if sent by overnight courier service, or upon telephonic confirmation of receipt if sent by telecopier.

      7.7  DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or
           -------------------
omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

      7.8  COUNTERPARTS.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      7.9  SEVERABILITY.  In the event that any provision of this Agreement
           ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if
                        -------- ----
it materially changes the economic benefit of this Agreement to any party.

      7.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement
           --------------------
are used for convenience only and are not considered in construing or interpreting this Agreement.

      7.11 WAIVER OF RIGHTS.  In consideration of the rights granted herein, (i)
           ----------------
all rights granted to, and any obligations of, the parties to the Prior Agreement are amended and restated in full to read as set forth in this Agreement; and (ii) the Purchasers waive, on behalf of all of the Purchasers, the right of first refusal as with respect to the issuance of the Series E Preferred Stock.

     The foregoing Agreement is hereby executed as of the date first above written.

                         "COMPANY"

                         TALK CITY, INC.,
                         a California corporation

                         By:  _________________________________
                              Name:  Peter Friedman
                              Title: Chief Executive Officer


                         "SERIES E PURCHASERS"

                         By:  _________________________________
                              Name:
                              Title:


                         "SERIES D PURCHASERS"


                         VOLPE BROWN WHELAN & COMPANY

                         By:  _________________________________
                              Name:
                              Title:


                         REFCO SECURITIES, INC.

                         By:  _________________________________
                              Name:
                              Title:


                         HEARST COMMUNICATIONS, INC., HEARST NEW
                         MEDIA & TECHNOLOGY DIVISION

                         By:  _________________________________
                              Name:
                              Title:


                              COX INTERACTIVE MEDIA, INC.

                         By:  _________________________________
                              Name:
                              Title:


               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         NEW YORK LIFE INSURANCE

                         By:  _________________________________
                              Name:
                              Title:


                         APA EXCELSIOR IV, L.P.

                         By:  APA EXCELSIOR IV PARTNERS, L.P
                              (Its General Partner)

                         By:  PATRICOF & CO. MANAGERS, INC.
                              (Its General Partner)


                         By:  _________________________________
                              Name:  Patricia M. Cloherty
                              Title: President


                         APA EXCELSIOR IV/OFFSHORE, L.P.

                         By: COUTTS & CO. (CAYMAN) LTD., as Custodian for APA EXCELSIOR IV / OFFSHORE, L.P.

                         By:  PATRICOF & CO. VENTURES, INC.,
                              (Its Investment Advisor)


                         By:  _________________________________
                              Name:   Patricia M. Cloherty
                              Title:  Co-Chairman


                         PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                         By:  APA EXCELSIOR IV PARTNERS, L.P.
                              (Its General Partner)

                         By:  PATRICOF & CO. MANAGERS, INC.
                              (Its General Partner)

                         By:  _________________________________
                              Name:   Patricia M. Cloherty
                              Title:  President


             [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         QUANTUM INDUSTRIAL PARTNERS LDC

                         By:  _________________________________
                              Name:
                              Title:

                         MEDIA TECHNOLOGY EQUITY PARTNERS, L.P.

                         By:  _________________________________
                              Name:
                              Title:


                         CSK VENTURE CAPITAL CO., LTD. as Investment
                         Manager for CSK-1(A) Investment Fund

                         By:  _________________________________
                              Name:
                              Title:


                              CSK VENTURE CAPITAL CO., LTD. as Investment
                         Manager for CSK-1(B) Investment Fund

                         By:  _________________________________
                              Name:
                              Title:


                         CSK VENTURE CAPITAL CO., LTD. as Investment
                         Manager for CSK-2 Investment Fund

                         By:  _________________________________
                              Name:
                              Title:


                         ______________________________________
                              John Hsu


                         INTEL CORPORATION

                         By:  _________________________________
                              Name:
                              Title:


               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         "BRIDGE SERIES D HOLDERS"


                         ______________________________________
                              Tarek AbuZayyad


                         APA EXCELSIOR IV, L.P.

                         By:  APA EXCELSIOR IV PARTNERS, L.P
                              (Its General Partner)

                         By:  PATRICOF & CO. MANAGERS, INC.
                              (Its General Partner)


                         By:  _________________________________
                              Name:  Patricia M. Cloherty
                              Title: President


                         ______________________________________
                              Bernard Bernstein


                         ______________________________________
                              Steve Campbell


                         ______________________________________
                              Michael Chasalow


                         ______________________________________
                              Jeffrey Cheng


                         APA EXCELSIOR IV/OFFSHORE, L.P.

                         By: COUTTS & CO (CAYMAN) LTD., As Custodian for APA EXCELSIOR IV / OFFSHORE, L.P.

                         By:  PATRICOF & CO. VENTURES, INC.,
                              (Its Investment Advisor)

                         By:  _________________________________
                              Name:   Patricia M. Cloherty
                              Title:  Co-Chairman


               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         ______________________________________
                              Barry Davis


                         ______________________________________
                              Peter H. Friedman


                         ______________________________________
                              Joseph Graziano


                         ______________________________________
                              Raymond Ho


                         ______________________________________
                              Aaron Hsu


                         ______________________________________
                              Alec Hsu


                         NEW YORK LIFE INSURANCE


                         By:  _________________________________
                              Name:
                              Title:


                         ______________________________________
                              Don O'Brien


                         ______________________________________
                          The O'Brien Living Trust, J.J. O'Brien
                          as Co-Trustee


                         ______________________________________
                              David J. Padzensky


               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                         By:  APA EXCELSIOR IV PARTNERS, L.P.
                              (Its General Partner)

                         By:  PATRICOF & CO. MANAGERS, INC.
                              (Its General Partner)


                         By:  ____________________________________________
                              Name:   Patricia M. Cloherty
                              Title:  President


                         _________________________________________________
                              Daniel Paul


                         REFCO CAPITAL MARKETS, LTD.

                         By:  ____________________________________________
                              Name:
                              Title:


                         _________________________________________________
                              John Sculley


                         _________________________________________________
                              Robert Tabke


                         _________________________________________________
                              Jonathan Traxler


                         _________________________________________________
                              Wijntje Van Der Zouw


                         _________________________________________________
                          Traxler Family Trust u/a 6/2/89, Joseph Traxler & Joyce Traxler, Trustees


                         _________________________________________________
                              Kenneth R. Wirt


               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         _________________________________________________
                              Jenna Woodul


                         "SERIES C PURCHASER"


                         NATIONAL BROADCASTING COMPANY, INC.

                         By:  ____________________________________________
                              Name:
                              Title:


                         "NBC WARRANTHOLDER"

                         NBC MULTIMEDIA, INC.


                         By:  ____________________________________________
                              Name:
                              Title:


                         "BRIDGE WARRANTHOLDERS"


                         _________________________________________________
                              Tarek AbuZayyad


                         APA EXCELSIOR IV, L.P.

                         By:  APA EXCELSIOR IV PARTNERS, L.P
                              (Its General Partner)

                         By:  PATRICOF & CO. MANAGERS, INC.
                              (Its General Partner)


                         By:  ____________________________________________
                              Name:   Patricia M. Cloherty
                              Title:  President

               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         AXON TECHNOLOGIES


                         By:  ____________________________________________
                              Name:  Bruce Dembecki
                              Title:


                         _________________________________________________
                              Bernard Bernstein


                         _________________________________________________
                              Steve Campbell


                         _________________________________________________
                              Michael Chasalow


                         _________________________________________________
                              Jeffrey Cheng


                         APA EXCELSIOR IV/OFFSHORE, L.P.

                         By: COUTTS & CO. (CAYMAN) LTD., As Custodian for APA EXCELSIOR IV / OFFSHORE, L.P.

                         By:  PATRICOF & CO. VENTURES, INC.,
                              (Its Investment Advisor)


                         By:  ____________________________________________
                              Name:   Patricia M. Cloherty
                              Title:  Co-Chairman



                         _________________________________________________
                              Barry Davis


                         _________________________________________________
                              Christopher Escher


                         _________________________________________________
                              David Fox


             [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         _________________________________________________
                              Peter H. Friedman


                         _________________________________________________
                              Joseph Graziano


                         _________________________________________________
                              Raymond Ho


                         _________________________________________________
                              Aaron Hsu


                         _________________________________________________
                              Alec Hsu


                         NEW YORK LIFE INSURANCE


                         By:  ____________________________________________
                              Name:
                              Title:


                         _________________________________________________
                              Don O'Brien


                         _________________________________________________
                              The O'Brien Living Trust, J.J. O'Brien
                              as Co-Trustee


                         _________________________________________________
                              David J. Padzensky


             [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                         By:  APA EXCELSIOR IV PARTNERS, L.P.
                              (Its General Partner)

                         By:  PATRICOF & CO. MANAGERS, INC.
                              (Iys General Partner)


                         By:  ____________________________________________
                              Name:   Patricia M. Cloherty
                              Title:  President


                         _________________________________________________
                              Daniel Paul


                         _________________________________________________
                              Luis Piedrahita


                         REFCO CAPITAL MARKETS, LTD.

                         By:  ____________________________________________
                              Name:
                              Title:


                         _________________________________________________
                              John Sculley


                         SOFTBANK VENTURES, INC.

                         By:  ____________________________________________
                              Name:
                              Title:


                         _________________________________________________
                              Robert Tabke


                         _________________________________________________
                              Jonathan Traxler


               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         ____________________________________________________
                           Traxler Family Trust u/a 6/2/89, Joseph Traxler
                           & Joyce Traxler, Trustees


                         ____________________________________________________
                              Kenneth R. Wirt


                         ____________________________________________________
                              Jenna Woodul


                         "SERIES B PURCHASERS"


                         ____________________________________________________
                              Joseph Graziano


                         ____________________________________________________
                              Aaron Hsu


                         ____________________________________________________
                              Alec Hsu


                         ____________________________________________________
                              William Lipner


                         NEW YORK LIFE INSURANCE

                         By:  _______________________________________________
                              Name:
                              Title:


                         QUANTUM INDUSTRIAL PARTNERS LDC

                         By:  _______________________________________________
                              Name:  Michael C. Neus
                              Title: Attorney-in-Fact


               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         SOFTBANK VENTURES, INC.

                         By:  _______________________________________________
                              Name:
                              Title:


                         ____________________________________________________
                              Ken Wirt


                         APA EXCELSIOR IV, L.P.

                         By:  APA EXCELSIOR IV PARTNERS, L.P.
                              (Its General Partner)

                         By:  PATRICOF & CO. MANAGERS, INC.
                              (Its General Partner)

                         By:  _______________________________________________
                              Name:   Patricia M. Cloherty
                              Title:  President


                         APA EXCELSIOR IV/OFFSHORE, L.P.

                         By: COUTTS & CO. (CAYMAN) LTD., As Custodian for APA EXCELSIOR IV / OFFSHORE, L.P.

                         By:  PATRICOF & CO., VENTURES, INC.
                              (Its Investment Advisor)

                         By:  _______________________________________________
                              Name: Patricia M. Cloherty
                              Title Co-Chairman


                         PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                         By:  APA EXCELSIOR IV PARTNERS, L.P.
                              (Its General Partner)

                         By:  PATRICOF & CO. MANAGERS, INC.
                              (Its General Manager)

                         By:  _______________________________________________
                              Name:  Patricia M. Cloherty
                              Title: President


               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         "SERIES A PURCHASER"


                         ____________________________________________________
                              Joseph Graziano


                         "SERIES A1 PURCHASERS"


                         ____________________________________________________
                              Steve Campbell


                         ____________________________________________________
                              Joseph Graziano


                         ____________________________________________________
                              Aaron Hsu


                         ____________________________________________________
                              John Scully


                         ____________________________________________________
                              Sculley Brothers, LLC


                         ____________________________________________________
                              Sculley Investment Limited Partnership


                         ____________________________________________________
                              John Sculley Irrevocable Trust FBO Oliver Allnatt u/d/t 12/30/97, Geraldine Coleman, Trustee

                         ____________________________________________________
                              John Sculley Irrevocable Trust FBO Madeline
                              Allnatt u/d/t 12/30/97, Geraldine Coleman, Trustee


                         ____________________________________________________
                              Robert Tabke

               [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                         "COMMON SHAREHOLDERS"


                         ____________________________________________________
                              Peter Friedman


                         ____________________________________________________
                              Joseph Graziano


                         ____________________________________________________
                              John Sculley


                         ____________________________________________________
                              Jenna Woodul


                         ____________________________________________________
                              Arthur and Cynthia Friedman


                         ____________________________________________________
                              Joan Friedman


                         ____________________________________________________
                              Robert Friedman


                         ____________________________________________________
                              Judy and Ken Wichter


                         ____________________________________________________
                              Morgan S. Wright


              [SIGNATURE PAGE TO SHAREHOLDERS RIGHTS AGREEMENT]

                              AMENDMENT AGREEMENT
                              -------------------


     This Amendment Agreement ("Agreement") is entered into as of May 26, 1999
                                ---------
among (i) Talk City, Inc., a California corporation (the "Company"), (ii) the
                                                          -------
sole purchaser of the Company's Series C Preferred Stock (the "Series C
                                                               --------
Purchaser") listed on the signature pages hereto, (iii) the holder of a warrant
---------
(the "NBC Warrant") to purchase Common Stock of the Company (the "NBC
      -----------                                                 ---
Warrantholder") listed on the signature pages hereto, (iv) the holders of
-------------
warrants to purchase Common Stock of the Company (the "Bridge Warrantholders")
                                                       ---------------------
listed on the signature pages hereto, (v) the purchasers of the Company's Series B Preferred Stock (the "Series B Purchasers") pursuant to the Series B Preferred
                        -------------------
Stock Purchase Agreement dated November 20, 1996 (the "Series B Agreement"),
                                                       ------------------
(vi) the sole purchaser of the Company's Series A Preferred Stock (the "Series A
                                                                        --------
Purchaser") pursuant to the Series A Preferred Stock Purchase Agreement dated
---------
June 1996 (the "Series A Agreement"), (vii) those purchasers of the Company's
                ------------------
Series A1 Preferred Stock (the "Series A1 Purchasers") pursuant to the Series A1
                                --------------------
Preferred Stock Purchase Agreements dated July 1996 (the "Series A1
                                                          ---------
Agreements"), (viii) certain holders of Common Stock of the Company (the "Common
----------
Shareholders"), (ix) the purchasers (excluding the Bridge Series D Holders (as
------------
defined below) of the Company's Series D Preferred Stock (the "Series D
                                                               --------
Purchasers") pursuant to (a) the Series D Preferred Stock Purchase Agreement
----------
dated August 25, 1998 (the "Series D Financing Agreement"), and (b) the Series D
                            ----------------------------
Preferred Stock Purchase Agreement with Hearst Communications, Inc., Hearst New Media & Technology division ("Hearst") dated October 30, 1998, as amended on
                              ------
April 15, 1999 (the "Hearst Series D Agreement" and together with the Series D
                     -------------------------
Financing Agreement, the "Series D Agreement"), (x) the holders (the "Bridge
                          ------------------                          ------
Series D Holders") of Series D Preferred Stock issued upon conversion of the
----------------
bridge notes (the "Bridge Notes") issued pursuant to the bridge financing (the
                   ------------
"Bridge Financing") of the Company, (xi) Volpe Brown Whelan & Company ("VBW&C"),
-----------------                                                       -----
as a holder of warrants (the "VBW&C Warrants") to purchase Series D Preferred
                              --------------
Stock and Series E Preferred Stock of the Company, (xii) Refco Securities, Inc. ("Refco") as a holder of a warrant (the "Refco Warrant") to purchase Series D
  -----                                  -------------
Preferred Stock of the Company and (xiii) the purchasers of the Company's Series E Preferred Stock (the "Series E Purchasers") pursuant to the Series E Preferred
                        -------------------
Stock Purchase Agreement dated April 23, 1999 (the "Series E Agreement").
                                                    ------------------


                                    RECITAL

     The Company desires to amend the Third Amended and Restated Shareholders Rights Agreement dated April 23, 1999 ("Rights Agreement") to provide that the
                                        ----------------
registration rights in the Rights Agreement apply to the shares of Common Stock underlying a warrant (the "New VBW&C Warrant") to purchase 23,785 shares of
                           -----------------
Series E Preferred Stock of the Company issued to VBW&C upon the closing (as defined in the Series E Agreement) of the Series E Preferred Stock financing of the Company and pursuant to a letter agreement, dated December 3, 1997, by and between the Company and VBW&C (the "VBW&C Letter Agreement").
                                    ----------------------

                                   AGREEMENT

     NOW, THEREFORE, the parties agree as follows:

     1.   Amendments.
          ----------

          a.   The definition of "VBW&C Warrants" as set forth in the first
                                  --------------
paragraph of page 1 of the Rights Agreement is amended to include the New VBW&C Warrant issued to VBW&C pursuant to the Closing (as defined in the Series E Agreement) and the VBW&C Letter Agreement.

          b.   The definition of "Preferred" as set forth in the second
                                  ---------
paragraph of page 1 of the Rights Agreement is amended to include the 23,785 shares of the Company's Series E Preferred Stock subject to the New VBW&C Warrant (such Preferred is referred to as the "VBW&C Series E Preferred").
                                               ------------------------

          c.   The definition of "Preferred Stock" in Section 3.2 of the Rights
                                  ---------------
Agreement shall be amended to include the VBW&C Series E Preferred issuable upon exercise of the VBW&C Warrants.

          d.   (i)    Clause (i) of the second sentence of Section 7.5 of the
Rights Agreement is amended to include the VBW&C Series E Preferred issued or issuable upon exercise of the VBW&C Warrants.

               (ii) Clause (ii) of the second sentence of Section 7.5 of the Rights Agreement is amended to include the VBW&C Series E Preferred issued or issuable upon exercise of the VBW&C Warrants.

               (iii) Clause (iii) of the second sentence of Section 7.5 of the Rights Agreement is amended to include the VBW&C Series E Preferred issued or issuable upon exercise of the VBW&C Warrants.

               (iv) Clause (iv) of the second sentence of Section 7.5 of the Rights Agreement is amended by amending the parenthetical after "Series D Preferred" to state "(excluding the Series D Preferred Stock and Series E Preferred Stock issued or issuable upon exercise of the Refco Warrant and the VBW&C Warrants)."

     2.   Miscellaneous.
          -------------

          a.   Governing Law.  This Agreement shall be governed in all respects
               -------------
by the internal laws of the Sate of California.

          b.   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

          c.   Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     The foregoing Agreement is hereby executed as of the date first above written.

                              "COMPANY"

                              TALK CITY, INC.
                              a California corporation


                              __________________________________________________
                              Peter H. Friedman
                              Chief Executive Officer and President

                              "SERIES E PURCHASERS"

                              __________________________________________________
                              Tarek AbuZayyad

                              CSK VENTURE CAPITAL CO., LTD. as Investment
                              Manager for CSK-1(A) Investment Fund


                                    By:_________________________________________
                                         Name:
                                         Title:

                              FREEDOM COMMUNICATIONS


                                    By:_________________________________________
                                         Name:
                                         Title:

                              HEARST COMMUNICATIONS, INC.

                                    By:_________________________________________
                                         Name:
                                         Title:

                              __________________________________________________
                                    John Hsu

                              __________________________________________________
                                    Aaron Hsu

                              __________________________________________________
                                    Alec J. Hsu

                              MEDIA TECHNOLOGY EQUITY PARTNERS, L.P.


                                    By:_________________________________________
                                         Name:
                                         Title:

                              MULTI-ACCOUNTS, LLC


                                    By:_________________________________________
                                         Name:
                                         Title:

                              NEW YORK LIFE INSURANCE COMPANY


                                    By:_________________________________________
                                         Name:
                                         Title:

                              __________________________________________________
                                    Gordon Radley

                              SOFTBANK VENTURES, INC.


                                    By:_________________________________________
                                         Name:
                                         Title:


                              SONY MUSIC


                                    By:_________________________________________
                                         Name:
                                         Title:

                              STARBUCKS CORPORATION


                                    By:_________________________________________
                                         Name:
                                         Title:


                              "SERIES D PURCHASERS"

                              VOLPE BROWN WHELAN & COMPANY


                                    By:_________________________________________
                                         Name:
                                         Title:

                              REFCO SECURITIES, INC.


                                    By:_________________________________________
                                         Name:
                                         Title:

                              HEARST COMMUNICATIONS, INC., HEARST NEW MEDIA AND TECHNOLOGY DIVISION


                                    By:_________________________________________
                                         Name:
                                         Title:

                              COX INTERACTIVE MEDIA, INC.


                                    By:_________________________________________
                                         Name:
                                         Title:

                              NEW YORK LIFE INSURANCE COMPANY

                                    By:_________________________________________
                                         Name:
                                         Title:

                              APA EXCELSIOR IV, L.P.

                                    By:  APA EXCELSIOR IV PARTNERS,L.P.
                                         (Its General Partner)

                                    By:  PATRICOF & CO. MANAGERS, INC.
                                         (Its General Partner)

                                    By:_________________________________________
                                         Name:  Patricia M. Cloherty
                                         Title: President

                              APA EXCELSIOR IV/OFFSHORE, L.P.
                                    By:  COUTTS (CAYMAN) LTD., As Custodian for
                                         APA EXCELSIOR IV/OFFSHORE, L.P.

                                    By:  PATRICOF & CO. VENTURES, INC.,
                                         (Its Investor Advisor)

                                    By:_________________________________________
                                         Name:  Patricia M. Cloherty
                                         Title: Co-Chairman

                              PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                                    By:  APA EXCELSIOR IV PARTNERS, L.P.
                                         (Its General Partner)

                                    By:  PATRICOF & CO. MANAGERS, INC.

                                    By:_________________________________________
                                         Name:  Patricia M. Cloherty
                                         Title: President

                              QUANTUM INDUSTRIAL PARTNERS LDC


                                    By:_________________________________________
                                         Name:
                                         Title:

                              MEDIA TECHNOLOGY EQUITY PARTNERS, L.P.


                                    By:_________________________________________
                                         Name:
                                         Title:

                              CSK VENTURE CAPITAL CO., LTD. as Investment
                              Manager for CSK-1(A) Investment Fund


                                    By:_________________________________________
                                         Name:
                                         Title:

                              CSK VENTURE CAPITAL CO., LTD. as Investment
                              Manager for CSK-1(B) Investment Fund


                                    By:_________________________________________
                                         Name:
                                         Title:

                              CSK VENTURE CAPITAL CO., LTD. as Investment
                              Manager for CSK-2 Investment Fund


                                    By:_________________________________________
                                         Name:
                                         Title:



                              INTEL CORPORATION


                                    By:_________________________________________
                                         Name:
                                         Title:

                              __________________________________________________
                                    John Hsu


                              "BRIDGE SERIES D HOLDERS"


                              __________________________________________________
                                    Tarek AbuZayyad

                              APA EXCELSIOR IV, L.P.

                                    By:  APA EXCELSIOR IV PARTNERS,L.P.
                                         (Its General Partner)

                                    By:  PATRICOF & CO. MANAGERS, INC.
                                         (Its General Partner)

                                    By:_________________________________________
                                         Name:  Patricia M. Cloherty
                                         Title: President

                              __________________________________________________
                                    Bernard Bernstein

                              __________________________________________________
                                    Steve Campbell

                              __________________________________________________
                                    Michael Chasalow

                              __________________________________________________
                                    Jeffrey Cheng

                              APA EXCELSIOR IV/OFFSHORE, L.P.

                                    By:  COUTTS (CAYMAN) LTD., As Custodian for
                                         APA EXCELSIOR IV/OFFSHORE, L.P.

                                    By:  PATRICOF & CO. VENTURES, INC.,
                                         (Its Investor Advisor)

                                    By:_________________________________________
                                         Name:  Patricia M. Cloherty
                                         Title: Co-Chairman

                              __________________________________________________
                                    Barry Davis

                              __________________________________________________
                                    Peter H. Friedman

                              __________________________________________________
                                    Joseph Graziano

                              __________________________________________________
                                    Raymond Ho

                              __________________________________________________
                                    Aaron Hsu

                              __________________________________________________
                                    Alec Hsu

                              NEW YORK LIFE INSURANCE


                                    By:_________________________________________
                                         Name:
                                         Title:

                              __________________________________________________
                                    Don O'Brien

                              __________________________________________________
                                    The O'Brien Living Trust, J.J. O'Brien as
                                    Co-Trustee

                              __________________________________________________
                                    David J. Padzensky

                              PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                                    By:  APA EXCELSIOR IV PARTNERS, L.P.
                                         (Its General Partner)

                                    By:  PATRICOF & CO. MANAGERS, INC.
                                         (Its General Partner)

                                    By:_________________________________________
                                         Name:  Patricia M. Cloherty
                                         Title: President

                              __________________________________________________
                                    Daniel Paul

                              REFCO SECURITIES, INC.


                                    By:_________________________________________
                                         Name:
                                         Title:

                              __________________________________________________
                                    John Sculley

                              __________________________________________________
                                    Robert Tabke

                              __________________________________________________
                                    Jonathan Traxler

                              __________________________________________________
                                    Wijntje Van Der Zouw

                                     ___________________________________________
                                        Traxler Family Trust u/a 6/2/89, Joseph
                                        Traxler & Joyce Traxler, Trustees

                                     ___________________________________________
                                        Kenneth R. Wirt


                                     ___________________________________________
                                        Jenna Woodul


                                     "SERIES C PURCHASER"

                                     NATIONAL BROADCASTING COMPANY, INC.


                                        By:_____________________________________
                                              Name:
                                              Title:


                                     "NBC WARRANTHOLDER"

                                     NBC MULTIMEDIA, INC.


                                        By:_____________________________________
                                              Name:
                                              Title:


                                     "BRIDGE WARRANTHOLDERS"


                                     ___________________________________________
                                        Tarek Abu Zayyad

                              APA EXCELSIOR IV, L.P.

                                    By:  APA EXCELSIOR IV PARTNERS,L.P.
                                         (Its General Partner)

                                    By:  PATRICOF & CO. MANAGERS, INC.
                                         (Its General Partner)

                                    By:_________________________________________
                                         Name:  Patricia M. Cloherty
                                         Title: President

                              AXON TECHNOLOGIES


                                    By:_________________________________________
                                         Name:  Bruce Dembecki
                                         Title:

                              __________________________________________________
                                    Bernard Bernstein

                              __________________________________________________
                                    Steve Campbell

                              __________________________________________________
                                    Michael Chasalow

                              __________________________________________________
                                    Jeffrey Cheng

                              APA EXCELSIOR IV/OFFSHORE, L.P.

                                    By:  COUTTS (CAYMAN) LTD., As Custodian for
                                         APA EXCELSIOR IV/OFFSHORE, L.P.

                                    By:  PATRICOF & CO. VENTURES, INC.,
                                         (Its Investor Advisor)

                                    By:_________________________________________
                                         Name:   Patricia M. Cloherty
                                         Title:  Co-Chairman

                               _________________________________________________
                                    Barry Davis

                               _________________________________________________
                                    Christopher Escher

                               _________________________________________________
                                    David Fox

                               _________________________________________________
                                    Peter H. Friedman

                               _________________________________________________
                                    Joseph Graziano

                               _________________________________________________
                                    Raymond Ho

                               _________________________________________________
                                    Aaron Hsu

                               _________________________________________________
                                    Alec Hsu

                               NEW YORK LIFE INSURANCE


                                    By:_________________________________________
                                         Name:
                                         Title:

                               _________________________________________________
                                    Don O'Brien

                               _________________________________________________
                                    The O'Brien Living Trust, J.J. O'Brien as
                                    Co-Trustee

                               _________________________________________________
                                    David J. Padzensky

                              PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                                    By:  APA EXCELSIOR IV PARTNERS, L.P.
                                         (Its General Partner)

                                    By:  PATRICOF & CO. MANAGERS, INC.
                                         (Its General Partner)

                                    By:_________________________________________
                                         Name:  Patricia M. Cloherty
                                         Title: President

                              __________________________________________________
                                    Daniel Paul

                              __________________________________________________
                                    Luis Piedrahita

                              REFCO SECURITIES, INC.


                                    By:_________________________________________
                                         Name:
                                         Title:

                              __________________________________________________
                                    John Sculley

                              SOFTBANK VENTURES, INC.


                                    By:_________________________________________
                                         Name:
                                         Title:

                              __________________________________________________
                                    Robert Tabke

                              __________________________________________________
                                    Jonathan Traxler

                              __________________________________________________
                                    Traxler Family Trust u/a 6/2/89, Joseph
                                    Traxler & Joyce Traxler, Trustees

                              __________________________________________________
                                    Kenneth R. Wirt

                              __________________________________________________
                                    Jenna Woodul


                              "SERIES B PURCHASERS"


                              __________________________________________________
                                    Joseph Graziano

                              __________________________________________________
                                    Aaron Hsu

                              __________________________________________________
                                    Alec Hsu

                              __________________________________________________
                                    William Lipner

                              NEW YORK LIFE INSURANCE COMPANY


                              By:_______________________________________________
                                    Name:
                                    Title:

                              QUANTUM INDUSTRIAL PARTNERS LDC


                              By:_______________________________________________
                                    Name:  Michael C. Neus
                                    Title: Attorney-in-Fact

                              SOFTBANK VENTURES, INC.


                              By:_______________________________________________
                                    Name:
                                    Title:

                             __________________________________________________
                                     Ken Wirt

                              APA EXCELSIOR IV, L.P.

                                    By:  APA EXCELSIOR IV PARTNERS, L.P.
                                         (Its General Partner)

                                    By:  PATRICOF & CO. MANAGERS, INC.
                                         (Its General Partner)

                                    By:_________________________________________
                                         Name:   Patricia M. Cloherty
                                         Title:  President

                              APA EXCELSIOR IV/OFFSHORE, L.P.

                                    By:  COUTTS (CAYMAN) LTD., As Custodian for
                                         APA EXCELSIOR IV/OFFSHORE, L.P.

                                    By:  PATRICOF & CO., VENTURES, INC.
                                         (Its Investment Advisor)

                                    By:_________________________________________
                                         Name:   Patricia M. Cloherty
                                         Title   Co-Chairman

                              PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                                    By:  APA EXCELSIOR IV PARTNERS, L.P.
                                         (Its General Partner)

                                    By:  PATRICOF & CO. MANAGERS, INC.
                                         (Its General Manager)

                                    By:_________________________________________
                                         Name:   Patricia M. Cloherty
                                         Title:  President


                              "SERIES A PURCHASER"


                              __________________________________________________
                                    Joseph Graziano


                              "SERIES A1 PURCHASERS"


                              __________________________________________________
                                    Campbell 1984 Revocable Trust U/A 10/21/92

                              __________________________________________________
                                    Joseph Graziano

                              __________________________________________________
                                    Aaron Hsu

                              __________________________________________________
                                    John Scully

                              __________________________________________________
                                    Sculley Brothers, LLC

                              __________________________________________________
                                    Sculley Investment Limited Partnership

                              __________________________________________________
                                    John Sculley Irrevocable Trust FBO Oliver
                                    Allnatt u/d/t 12/30/97, Geraldine Coleman,
                                    Trustee

                              __________________________________________________
                                   John Sculley Irrevocable Trust FBO Madeline
                                   Allnatt u/d/t 12/30/97, Geraldine Coleman,
                                   Trustee

                              __________________________________________________
                                    Robert Tabke


                              "COMMON SHAREHOLDERS"


                              __________________________________________________
                                    Peter Friedman

                              __________________________________________________
                                    Joseph Graziano

                              __________________________________________________
                                    John Sculley

                              __________________________________________________
                                    Jenna Woodul

                              __________________________________________________
                                    Arthur and Cynthia Friedman

                              __________________________________________________
                                    Joan Friedman

                              __________________________________________________
                                    Robert Friedman

                              __________________________________________________
                                    Judy and Kevin Wichter

                              __________________________________________________
                                    Morgan S. Wright

                              __________________________________________________
                                    Kevin Wichter and

                              __________________________________________________
                                    Judy Wichter, Trustees of the Amy Francis
                                    Friedman 1999 Trust U/T/A dated May 10, 1999


                              __________________________________________________
                                    Kevin Wichter and

                              __________________________________________________
                                    Judy Wichter, Trustees of the Jonathan
                                    Lawrence Friedman 1999 Trust U/T/A dated
                                    May 10, 1999